EXHIBIT 10.1

AMERICAN EXPRESS COMPANY
2007 INCENTIVE COMPENSATION PLAN
MASTER AGREEMENT
(As Amended and Restated Effective January 23, 2012)
_____________________________________________

Nonqualified Stock Options, Restricted Stock Awards, Restricted Stock Unit Awards and Performance Grant Awards (“Awards”) are issued pursuant to the 2007 Incentive Compensation Plan (the “Plan”) of American Express Company (the “Company”) at the discretion and subject to the administration of the Compensation and Benefits Committee, or its successor (the “Committee”) of the Board of Directors of the Company (the “Board”).  Awards issued on or after January 23, 2012 shall contain the general terms set forth in the applicable provisions of this Master Agreement.  The specific terms of individual Awards will be contained in the Award Schedule(s) delivered to participants in the Plan (the “Participants”).  All Awards shall be subject to the Plan and any administrative guidelines or interpretations by the Committee under the Plan, the Plan and any such guidelines or interpretations being incorporated into this Master Agreement by reference and made a part hereof.  As used herein, the term “shares” refers to the common shares of the Company having a par value of $.20 per share, or the shares of any other stock of any other class into which such shares may thereafter be changed.

Section I

MASTER AGREEMENT PROVISIONS RELATING TO
A GRANT OF NONQUALIFIED STOCK OPTION

1.             Sections I, IV, V and VI of this Master Agreement, together with an Award Schedule referring to Section I of this Master Agreement, shall contain the terms of a specific Nonqualified Stock Option (“Option”) issued to a Participant.  Each Award Schedule shall specify the number of shares subject to the Option, the Option Date of Grant, the Option Exercise Date(s), the Option Exercise Price and any additional terms applicable to the Option.  Such additional terms may address any matter deemed appropriate by the Committee or its delegate and may include terms not contained in this Master Agreement and/or may delete terms contained in this Master Agreement.  A stock appreciation right is included herein only if specifically approved by the Committee and reflected in an Award Schedule.

2.             Unless otherwise determined by the Committee and subject to the provisions of this Master Agreement and the applicable provisions of the Plan, a Participant may exercise this Option as follows:

(a)           No part of this Option may be exercised before the first Option Exercise Date listed in the Award Schedule or after the expiration of ten years from the Date of Grant set forth in the Award Schedule;

(b)           At any time or times on or after the first Option Exercise Date listed in the Award Schedule, a Participant may exercise this Option as to any number of shares which, when added to the number of shares as to which a Participant has theretofore exercised this Option, if any, will not exceed 25% of the total number of shares covered hereby;

(c)           At any time or times on or after the second Option Exercise Date listed in the Award Schedule, a Participant may exercise this Option as to any number of shares which, when added to the number of shares as to which a Participant has theretofore exercised this Option, if any, will not exceed 50% of the total number of shares covered hereby;

(d)           At any time or times on or after the third Option Exercise Date listed in the Award Schedule, a Participant may exercise this Option as to any number of shares which, when added to the number of shares as to which a Participant has theretofore exercised this Option, if any, will not exceed 75% of the total number of shares covered hereby; and

(e)           At any time or times on or after the fourth Option Exercise Date listed in the Award Schedule and thereafter through the expiration date of this Option, a Participant may exercise this Option as to any number of shares which, when added to the number of shares as to which the Participant has theretofore exercised this Option, if any, will not exceed the total number of shares covered hereby.

This Option may not be exercised for a fraction of a share.

3.             A Participant may not exercise this Option and, if applicable, any stock appreciation right included herein, unless all of the following conditions are met:

(a)           Legal counsel for the Company must be satisfied at the time of exercise that the issuance of shares upon exercise will be in compliance with the Securities Act of 1933, as amended, and applicable United States federal, state, local and foreign laws;

(b)           The Participant must pay at the time of exercise the full purchase price for the shares being acquired hereunder, by (i) paying in cash in United States dollars (which may be in the form of a check), (ii) tendering shares owned by the Participant which have a fair market value equal to the full purchase price for the shares being acquired, such fair market value to be determined in such reasonable manner as may be provided from time to time by the Committee or as may be required in order to comply with the requirements of any applicable laws or regulations, (iii) if permitted by the Committee, by authorizing a third party to sell, on behalf of the Participant, the appropriate number of shares otherwise issuable to the Participant upon the exercise of this Option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise, or (iv) tendering a combination of the forms of payment provided for in this Paragraph 3(b); and

(c)           The Participant must, at all times during the period beginning with the Date of Grant of this Option and ending on the date of such exercise, have been employed by the Company or an Affiliate (as defined in the Plan) or have been engaged in a period of Related Employment (as defined in the Plan).  However, if the Participant ceases to be so employed or terminates a period of Related Employment by reason of the Participant’s disability or Retirement (as such terms are defined in the Plan and interpreted and administered by the Committee) while holding this Option which has not expired and has not been fully exercised, the Participant may, at any time within five years of the date of the onset of such disability (but in no event after the expiration of this Option under Paragraph 2(a) above with respect to ten years from the Date of Grant) or in the case of Retirement until the expiration of the Option under Paragraph 2(a) above, exercise this Option with respect to the number of shares, after giving full effect to the gradual vesting provisions of Paragraph 2 above, as to which the Participant could have exercised this Option on the date of the onset of such disability or Retirement, or with respect to such greater number of shares as determined by the Committee in its sole discretion, and any remaining portion of this Option shall be canceled by the Company.  In the event the Participant’s employment by the Company and its Affiliates or Related Employment terminates for reasons other than disability or Retirement as described in this Paragraph 3(c) or death as described in Paragraph 4 below, this Option shall be canceled by the Company; provided, however, if within two years following a Change in Control (as defined in Section IV of this Master Agreement), a Participant is terminated under circumstances that would entitle the Participant to severance under an applicable U.S. severance plan (other than Constructive Termination, as defined in the applicable plan), the Participant may, at any time within 90 days following such termination (but in no event after the expiration of this Option under Paragraph 2(a) above with respect to ten years from the Date of Grant), exercise this Option with respect to the number of shares as to which the Participant could have exercised this Option on the date of such termination.  For any other Participant not covered by a U.S. severance plan, the 90-day extension period shall apply if the Participant is terminated within two years following a Change in Control and the Participant would have been entitled to severance under the applicable U.S. severance plan had the Participant been a U.S. employee.

4.             Except as otherwise determined by the Committee, a Participant may not assign, transfer, pledge, hypothecate or otherwise dispose of this Option (and any stock appreciation right included herein), except by will or the laws of descent and distribution, and this Option is exercisable during the Participant’s lifetime only by the Participant.  If the Participant or anyone claiming under or through the Participant attempts to violate this Paragraph 4, such attempted violation shall be null and void and without effect, and the Company’s obligation to make any further payments (stock or cash) hereunder shall terminate.  If at the time of the Participant’s death this Option has not been fully exercised, the Participant’s estate or any person who acquires the right to exercise this Option by bequest or inheritance or by reason of the Participant’s death may, at any time within five years after the date of the Participant’s death (but in no event after the expiration of this Option under Paragraph 2 (a) above with respect to ten years from the Date of Grant or the time period described in Paragraph 3(c) above with respect to disability), exercise this Option with respect to the number of shares, after giving full effect to the gradual vesting provisions of Paragraph 2 above, as to which the Participant could have exercised this Option at the time of the Participant’s death, or with respect to such greater number of shares as determined by the Committee in its sole discretion.  The applicable requirements of Paragraph 3 above must be satisfied at the time of such exercise.

5.             In the event that the Company or any of its Affiliates is a participant in a corporate merger, consolidation or other similar transaction, neither the Company nor such Affiliate shall be obligated to cause any other participant in such transaction to assume this Option or to substitute a new option for this Option.

6.             (a)           If approved by the Committee and subject to the conditions specified in Paragraph 6(b) below, within such time or times as this Option shall be exercisable in whole or in part and to the extent that it shall then be exercisable in accordance with Paragraph 2 above, the Participant (or any person acting under Paragraph 4 above) may surrender unexercised this Option or any portion thereof which is then exercisable to the Company and receive from the Company in exchange therefor that number of shares having an aggregate value equal to 100% of the excess of the value of one share over the Option Exercise Price per share heretofore specified times the lesser of (i) the number of shares as to which this Option then is exercisable or (ii) the number of shares as to which this Option is surrendered to the Company.  This right to surrender unexercised this Option or any portion thereof which is then exercisable is referred to herein as a “stock appreciation right.”  No fractional shares shall be delivered, but in lieu thereof a cash adjustment shall be made.

(b)           If granted by the Committee, the stock appreciation right may be exercised only if, and to the extent that,

(i)          this Option is at the time exercisable, and

(ii)         on the date of exercise (1) this Option will, in accordance with Paragraph 2(a) above, expire within 30 days, or (2) the Participant has ceased to be an employee of the Company or an Affiliate thereof or terminated a period of Related Employment by reason of the Participant’s disability or Retirement (as defined in the Plan), or (3) the Participant has died.

Notwithstanding Paragraph 6(b)(ii) above, but subject to the conditions of Paragraph 6(b)(i) above, (1) the ability to exercise a stock appreciation right may be further limited to the extent determined by the Committee as necessary or desirable to comply with applicable provisions of United States federal, state, local or foreign law or regulation, and (2) if the Participant is on the date of exercise an executive officer of the Company as that term is defined in the Securities Exchange Act of 1934, as amended, and the rules thereunder (an “Insider”), the stock appreciation right may be exercised only with respect to a maximum of 50% of the shares subject to this Option granted hereunder, unless otherwise determined by the Committee.

(c)           The Committee may elect from time to time in its sole discretion to settle the obligation arising out of the exercise of the stock appreciation right, by the payment of cash equal to the aggregate value of the shares it otherwise would be obligated to deliver or partly by the payment of cash and partly by the delivery of shares.

(d)           For all purposes under this Paragraph 6, the value of a share shall be the fair market value thereof, as determined by the Committee, on the last business day preceding the date of the election to exercise the stock appreciation right, provided that if notice of such election is received by the Committee more than three business days after the date of such election (as such date of election is stated in the notice of election), the Committee may, but need not, determine the value of a share as of the day preceding the date on which the notice of election is received.

7.             It shall be a condition to the obligation of the Company to furnish shares upon exercise of this Option or settlement of a stock appreciation right by delivery of shares and/or cash (a) that the Participant (or any person acting under Paragraph 4 above) pay to the Company or its designee, upon its demand, in accordance with Paragraph 17(f) of the Plan, such amount as may be demanded for the purpose of satisfying its obligation or the obligation of any of its Affiliates or other person to withhold United States federal, state, local or foreign income, employment or other taxes incurred by reason of the exercise of this Option or the settlement of the stock appreciation right or the transfer of shares thereupon, (b) whether the settlement of the stock appreciation right is to be made by delivery of shares or by the payment of cash, that the Participant (or any person acting under Paragraph 4 above) execute such forms as the Committee shall prescribe for the purpose of evidencing the surrender of this Option in whole or in part, as the case may be, and (c) that the Participant (or any person acting under Paragraph 4 above) provide the Company with any forms, documents or other information reasonably required by the Company in connection with the grant.  The Company shall have the right to deduct or cause to be deducted from any payment made in settlement of a stock appreciation right any United States federal, state, local or foreign income, employment or other taxes that it determines are required by law to be withheld with respect to such payment.  If the amount requested for the purpose of satisfying the withholding obligation is not paid, the Company may refuse to furnish shares upon exercise of this Option or shares and/or cash upon settlement of the stock appreciation right.

Section II

MASTER AGREEMENT PROVISIONS RELATING TO
AWARDS OF RESTRICTED STOCK

1.             Sections II, IV, V and VI of this Master Agreement, together with an Award Schedule referring to Section II of this Master Agreement, shall contain the terms of a specific Restricted Stock Award (“RSA”) issued to a Participant.  Each Award Schedule shall specify the number of shares awarded, the Award Date, the Expiration Date and any additional terms applicable to the Award.  Such additional terms may address any matter deemed appropriate by the Committee or its delegate and may include terms not contained in this Master Agreement and/or may delete terms contained in this Master Agreement.

2.             An RSA consists of the number of shares specified in an Award Schedule and is subject to the provisions of the Plan.  In addition, the following terms, conditions and restrictions apply to RSAs issued under the Plan:

(a)           Except as otherwise determined by the Committee, such shares cannot be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of (except that Participants may designate a beneficiary as provided herein) on or before the Expiration Date and prior to the subsequent issuance to a Participant (or, in the event of a Participant’s death, the Participant’s designated beneficiary) of a certificate or an uncertificated book entry position for such shares free of any legend or other transfer restriction relating to the terms, conditions and restrictions provided for in the Award Schedule or this Master Agreement.  If a Participant or anyone claiming under or through such Participant attempts to violate this Paragraph 2(a), such attempted violation shall be null and void and without effect, and the Company’s obligation to make any further payments or deliveries (in stock or cash) hereunder shall terminate.

(b)           An RSA shall be evidenced by a share certificate or an uncertificated book entry position maintained by the Company’s transfer agent and registrar.

(c)           If (i) a Participant’s continuous employment with the Company and its Affiliates (as defined in the Plan) shall terminate for any reason on or before the Expiration Date, except for a period of Related Employment (as defined in the Plan), and except as provided in Paragraph 2(d) below or (ii) within the period following the Expiration Date as determined by the Committee, a Participant (or such Participant’s designated beneficiary) has not paid to the Company or such Affiliate or other person an amount equal to any United States federal, state, local or foreign income, employment or other taxes which the Company determines is required to be withheld in respect of such shares, or fails to provide such information as is described in Paragraph 4 below, then, unless the Committee determines otherwise, the Participant’s RSA or portion thereof shall be automatically terminated, cancelled, and rendered null and void as of the Expiration Date without any action on the part of the Company, and the Company shall be deemed to have exercised its repurchase option without the requirement of any payment, and shall be entitled to the return from such Participant (or the Participant’s designated beneficiary or the Secretary of the Company) of any share certificate(s) issued in respect of the Award or the cancellation of any book entry memo position maintained by the Company’s transfer agent and registrar with respect to a Participant’s RSA.

(d)           On or before the Expiration Date, the Committee shall have the authority, in its sole discretion, to determine whether and to what extent, the termination provisions of Paragraph 2(c) shall cease to be effective with respect to a Participant’s Award in the following situations:

(i)          a Participant shall die or have a termination of employment or Related Employment by reason of disability or Retirement (as such terms are defined in the Plan and interpreted and administered by the Committee); or

(ii)         in such circumstances as the Committee, in its sole discretion, shall deem appropriate if, since the Award Date, a Participant has been in the continuous employment of the Company or an Affiliate or has undertaken Related Employment.

(e)           The share certificate, if any, issued in respect of a RSA shall be held in escrow by the Secretary of the Company during the period up to and including the date determined by the Committee pursuant to Paragraph 2(c) above, unless otherwise determined by the Committee.

3.             In the event of any change in the outstanding shares of the Company by reason of any stock split, stock dividend, split-up, split-off, spin-off, recapitalization, merger, consolidation, rights offering, reorganization, combination, subdivision or exchange of shares, sale by the Company of all or part of its assets, distribution to shareholders other than a normal cash dividend, or other extraordinary or unusual event, or in the event a Participant (or the Participant’s designated beneficiary) receives any shares, securities or other property in respect of the shares which have been awarded to a Participant (including, but not limited to, by way of a dividend or other distribution on such shares), any such shares, securities or other property received by a Participant (or a Participant’s designated beneficiary) in respect of the shares awarded to such Participant shall, other than upon a Change In Control as defined in Section IV of this Master Agreement, be subject to the Company’s right to receive or cancel such shares, securities or other property from such Participant (or such Participant’s designated beneficiary) as provided in Paragraph 2(c) above and the other terms, conditions and restrictions specified herein to the extent that, and in such manner as, the Committee shall determine.  Any such determination by the Committee under this Paragraph 3 shall be final, binding and conclusive.

4.             If the Company, in its sole discretion, shall determine that the Company or an Affiliate or other person has incurred or will incur any obligation to withhold any United States federal, state, local or foreign income, employment or other taxes by reason of making of the Award to a Participant, the transfer of shares to a Participant (or the Participant’s designated beneficiary) pursuant thereto or the lapse or release of the termination provisions contained in Paragraph 2(c) above with respect to a Participant’s Award or any other restrictions upon such shares, such Participant (or such Participant’s designated beneficiary) will, promptly upon demand therefor by the Company, pay to the Company or such Affiliate or other person any amount demanded by it for the purpose of satisfying such liability.  If the amount so demanded is not promptly paid or if such Participant (or such Participant’s designated beneficiary) shall fail to promptly provide the Company with any and all forms, documents or other information reasonably required by the Company in connection with the Award, the Company or its designee may refuse to permit the transfer of such shares and may, without further consent by or notice to such Participant (or such Participant’s designated beneficiary), cancel the Award and the shares otherwise issuable under the Award.

Section III

MASTER AGREEMENT PROVISIONS RELATING TO
AWARDS OF A RESTRICTED STOCK UNIT

1.             Sections III, IV, V and VI of this Master Agreement, together with an Award Schedule referring to Section III of this Master Agreement, shall contain the terms of a specific Restricted Stock Unit (“RSU”) issued to a Participant.  RSUs may be settled in cash or shares, as specified on the date of grant; unless this RSU expressly provides that it will be settled in cash, such RSU shall be settled in shares.  Each Award Schedule shall specify the number of shares to which the Award relates, the RSU Date, the Expiration Date, if the RSU is to be settled in cash, that such RSU is a “cash-settled RSU,” and any additional terms applicable to the Award.  Such additional terms may address any matter deemed appropriate by the Committee or its delegate and may include terms not contained in this Master Agreement and/or may delete terms contained in this Master Agreement.

2.             Subject to the provisions of the Plan and the following terms, conditions and restrictions herein set forth, for RSUs other than cash-settled RSUs, the Company will issue to a Participant a certificate for the number of shares specified in an Award Schedule as promptly as practicable following the January 1st of the calendar year immediately following the calendar year that includes the last day of the period of four years from the RSU Date (the period from the RSU Date through the vesting date, the “Restricted Period”), but in no event later than 90 days thereafter, and for cash-settled RSUs, the Company will pay to a Participant the value (which shall be determined using the closing price of the Company’s shares on the vesting date) of the number of shares specified in an Award Schedule as promptly as practicable following the last day of the Restricted Period in the calendar year immediately following the year in which the Restricted Period ends.  In addition, the following terms, conditions and restrictions apply to all RSUs issued under the Plan:

(a)            Except as otherwise determined by the Committee, rights under this RSU may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution.  If a Participant or anyone claiming under or through a Participant attempts to violate this Paragraph 2(a), such attempted violation shall be null and void and without effect, and the Company’s obligations hereunder shall terminate.

(b)           If (i) a Participant’s continuous employment with the Company and its Affiliates (as defined in the Plan) shall terminate for any reason on or before the last day of the Restricted Period, except for a period of Related Employment (as defined in the Plan), and except as provided in Paragraph 2(c) below, or (ii) within the period following the last day of the Restricted Period as determined by the Committee, a Participant (or such Participant’s designated beneficiary) has not paid to the Company or such Affiliate or other person an amount equal to any United States federal, state, local or foreign income, employment or other taxes which the Company determines is required to be withheld in respect of such shares, or fails to provide such information as is described in Paragraph 4 below, then, unless the Committee determines otherwise, this RSU or portion thereof shall be automatically terminated, cancelled, and rendered null and void as of the last day of the Restricted Period without any action on the part of the Company.

(c)           If a Participant shall, on or before the last day of the Restricted Period, die or have a termination of employment or Related Employment by reason of disability or Retirement (as such terms are defined in the Plan and interpreted and administered by the Committee), or by reason of such other circumstances as the Committee, in its sole discretion, shall deem appropriate, after a Participant has been, since the RSU Date, in the continuous employment of the Company or an Affiliate or has undertaken Related Employment, the Committee, in its sole discretion, shall determine whether and to what extent, if any, the Company’s right as specified in Paragraph 2(b) above (and in any and all other terms, conditions and restrictions imposed hereby) shall lapse and cease to be effective.  The Company’s right specified in Paragraph 2(b) above shall be exercisable at such time as to the remaining shares, if any.

(d)           Except as otherwise determined by the Committee, from time to time during the Restricted Period, the Company shall pay to a Participant an amount of cash equal to the regular quarterly cash dividend paid by the Company on a number of shares equal to the number of shares remaining subject to the Award hereunder less any applicable United States federal, state, local or foreign income, employment or other taxes that the Company determines are required to be withheld therefrom.  Such payment shall be made as soon as practicable following the applicable dividend payment date, but in no event later than 60 days thereafter.  The Company’s obligation to make such payment shall cease with respect to any shares at such time as the Company’s right becomes exercisable with respect thereto pursuant to Paragraph 2(b) or 2(c) above.

3.             If the Company, in its sole discretion, shall determine that the Company or an Affiliate or other person has incurred or will incur any obligation to withhold any United States federal, state, local or foreign income, employment or other taxes by reason of the issuance or operation of this RSU, a Participant (or, in the event of a Participant’s death, the legal representatives of a Participant’s estate) will, promptly upon demand therefor by the Company, pay to the Company or such Affiliate or other person, in accordance with Paragraph 17(f) of the Plan, any amount demanded by it for the purpose of satisfying such obligation.  If the amount so demanded is not promptly paid or if a Participant (or, in the event of a Participant’s death, the legal representatives of a Participant’s estate) shall fail to promptly provide the Company with any and all forms, documents or other information reasonably required by the Company in connection with the RSU, the Company or its designee may refuse to permit the transfer of any shares and the distribution of any proceeds and may, without further consent by or notice to a Participant (or, in the event of a Participant’s death, the legal representatives of a Participant’s estate) cancel its agreement to issue to a Participant any shares or pay to a Participant any cash, and cancel any shares otherwise issuable hereunder.

Section IV

MASTER AGREEMENT COMMON PROVISIONS RELATING TO
MORE THAN ONE FORM OF AWARD

1.             Notwithstanding anything in this Master Agreement to the contrary (but subject to those provisions in Paragraph 3 or 4 below which could reduce payments hereunder as a result of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”)), in the event of a Defined Termination (as defined in the American Express Senior Executive Severance Plan, as amended from time to time), the Participant shall immediately be:

(a)            with respect to any Option issued pursuant to the Option provisions of this Master Agreement, 100% vested in the total number of shares covered thereby such that they shall be fully exercisable and no longer subject to any vesting conditions set forth in the Award Schedule;

(b)            with respect to any RSA issued pursuant to the RSA provisions of this Master Agreement, 100% vested in the total number of shares covered thereby such that they shall no longer be subject to any transfer restrictions imposed by this Master Agreement or any vesting conditions set forth in the Award Schedule; and

(c)            with respect to any RSU issued pursuant to the RSU provisions of this Master Agreement, entitled to receive the total number of shares covered thereby such that they shall no longer be subject to any restrictions on issuance imposed by this Master Agreement or any vesting conditions set forth in the Award Schedule, or for cash-settled RSUs, entitled to receive payment of such RSUs based on their value on the date of the Defined Termination (which shall be determined using the closing price of the Company’s shares on such date) such that they shall no longer be subject to any restrictions on payment imposed by this Master Agreement or any vesting conditions set forth in the Award Schedule, and:

(1)         if the Change in Control qualifies as a “change in ownership,” a “change in effective control” or a “change in ownership of a substantial portion of the assets” of the Company (each as defined by Section 409A of the Code and the Treasury Regulations promulgated and other official guidance issued thereunder (collectively, “Section 409A”)), then the shares underlying such RSU shall be issued to the Participant immediately upon the occurrence of the Change in Control, but in no event later than five days thereafter, and for cash-settled RSUs, payment shall be made immediately, but in no event later than five days thereafter; or

(2)         if the Change in Control does not so qualify, then the shares underlying such RSU shall be issued to the Participant as soon as administratively practicable following the January 1st of the calendar year immediately following the calendar year that includes the last day of the original Restricted Period, but in no event later than 90 days thereafter, and for cash-settled RSUs, payment shall be made following the January 1st of the calendar year immediately following the calendar year that includes the last day of the original Restricted Period, but in no event later than 90 days thereafter.

The Committee may not amend or delete this Section IV of this Master Agreement in a manner that is detrimental to the award holder, without his written consent.

2.             A “Change in Control” means the happening of any of the following:

(a)           Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (i) the then outstanding common shares of the Company (the “Outstanding Company Common Shares”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that such beneficial ownership shall not constitute a Change in Control if it occurs as a result of any of the following acquisitions of securities:  (A) any acquisition directly from the Company; (B) any acquisition by the Company or any corporation, partnership, trust or other entity controlled by the Company (a “Subsidiary”); (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary; (D) any acquisition by an underwriter temporarily holding Company securities pursuant to an offering of such securities; (E) any acquisition by an individual, entity or group that is permitted to, and actually does, report its beneficial ownership on Schedule 13-G (or any successor schedule), provided that, if any such individual, entity or group subsequently becomes required to or does report its beneficial ownership on Schedule 13D (or any successor schedule), then, for purposes of this subsection, such individual, entity or group shall be deemed to have first acquired, on the first date on which such individual, entity or group becomes required to or does so report, beneficial ownership of all of the Outstanding Company Common Stock and Outstanding Company Voting Securities beneficially owned by it on such date; or (F) any acquisition by any corporation pursuant to a reorganization, merger or consolidation if, following such reorganization, merger or consolidation, the conditions described in clauses (i), (ii) and (iii) of Paragraph 2(c) are satisfied.  Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) became the beneficial owner of 25% or more of the Outstanding Company Common Shares or Outstanding Company Voting Securities as a result of the acquisition of Outstanding Company Common Shares or Outstanding Company Voting Securities by the Company which, by reducing the number of Outstanding Company Common Shares or Outstanding Company Voting Securities, increases the proportional number of shares beneficially owned by the Subject Person; provided, that if a Change in Control would be deemed to have occurred (but for the operation of this sentence) as a result of the acquisition of Outstanding Company Common Shares or Outstanding Company Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the beneficial owner of any additional Outstanding Company Common Shares or Outstanding Company Voting Securities which increases the percentage of the Outstanding Company Common Shares or Outstanding Company Voting Securities beneficially owned by the Subject Person, then a Change in Control shall then be deemed to have occurred; or

(b)           Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation; or

(c)           The consummation of a reorganization, merger, statutory share exchange, consolidation, or similar corporate transaction involving the Company or any of its direct or indirect Subsidiaries (each a “Business Combination”), in each case, unless, following such Business Combination, (i) the Outstanding Company Common Shares and the Outstanding Company Voting Securities immediately prior to such Business Combination, continue to represent (either by remaining outstanding or being converted into voting securities of the resulting or surviving entity or any parent thereof) more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (ii) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company, a Subsidiary or such corporation resulting from such Business Combination or any parent or subsidiary thereof, and any Person beneficially owning, immediately prior to such Business Combination, directly or indirectly, 25% or more of the Outstanding Company Common Shares or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination (or any parent thereof) or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination (or any parent thereof) were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such Business Combination; or

(d)           The consummation of the sale, lease, exchange or other disposition of all or substantially all of the assets of the Company, unless such assets have been sold, leased, exchanged or disposed of to a corporation with respect to which following such sale, lease, exchange or other disposition (i) more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation (or any parent thereof) entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Shares and Outstanding Company Voting Securities immediately prior to such sale, lease, exchange or other disposition in substantially the same proportions as their ownership immediately prior to such sale, lease, exchange or other disposition of such Outstanding Company Common Shares and Outstanding Company Voting Shares, as the case may be, (ii) no Person (excluding the Company and any employee benefit plan (or related trust)) of the Company or a Subsidiary or of such corporation or a subsidiary thereof and any Person beneficially owning, immediately prior to such sale, lease, exchange or other disposition, directly or indirectly, 25% or more of the Outstanding Company Common Shares or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 25% or more of respectively, the then outstanding shares of common stock of such corporation (or any parent thereof) and the combined voting power of the then outstanding voting securities of such corporation (or any parent thereof) entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of such corporation (or any parent thereof) were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale, lease, exchange or other disposition of assets of the Company; or

(e)           Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

3.             This Paragraph 3 shall apply in the event of a Change in Control.

(a)            In the event that any payment or benefit received or to be received by a Participant hereunder in connection with a Change in Control or termination of such Participant’s employment (hereinafter referred to collectively as the “Payments”), will be subject to the excise tax referred to in Section 4999 of the Code (the “Excise Tax”), then the Payments shall be reduced to the extent necessary so that no portion of the Payments is subject to the Excise Tax but only if (A) the net amount of all Total Payments (as hereinafter defined), as so reduced (and after subtracting the net amount of federal, state and local income and employment taxes on such reduced Total Payments), is greater than or equal to (B) the net amount of such Total Payments without any such reduction (but after subtracting the net amount of federal, state and local income and employment taxes on such Total Payments and the amount of Excise Tax to which the Participant would be subject in respect of such unreduced Total Payments); provided, however, that the Participant may elect in writing to have other components of his or her Total Payments reduced prior to any reduction in the Payments hereunder.

(b)           For purposes of determining whether the Payments will be subject to the Excise Tax, the amount of such Excise Tax and whether any Payments are to be reduced hereunder: (i) all payments and benefits received or to be received by the Participant in connection with such Change in Control or the termination of such Participant’s employment, whether pursuant to the terms of this Master Agreement or any other plan, arrangement or agreement with the Company, any Person (as such term is defined in Paragraph 2(a) above) whose actions result in such Change in Control or any Person affiliated with the Company or such Person (collectively, the “Total Payments”), shall be treated as “parachute payments” (within the meaning of Section 280G(b)(2) of the Code) unless, in the opinion of the accounting firm which was, immediately prior to the Change in Control, the Company’s independent auditor, or if that firm refuses to serve, by another qualified firm, whether or not serving as independent auditors, designated by the Committee (the “Firm”), such payments or benefits (in whole or in part) do not constitute parachute payments, including by reason of Section 280G(b)(2)(A) or Section 280G(b)(4)(A) of the Code; (ii) no portion of the Total Payments the receipt or enjoyment of which the Participant shall have waived at such time and in such manner as not to constitute a “payment” within the meaning of Section 280G(b) of the Code shall be taken into account; (iii) all “excess parachute payments” within the meaning of Section 280G(b)(l) of the Code shall be treated as subject to the Excise Tax unless, in the opinion of the Firm, such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered (within the meaning of Section 280G(b)(4)(B) of the Code) in excess of the Base Amount (within the meaning of Section 280G(b)(3) of the Code) allocable to such reasonable compensation, or are otherwise not subject to the Excise Tax; and (iv) the value of any noncash benefits or any deferred payment or benefit shall be determined by the Firm in accordance with the principles of Sections 280G(d)(3) and (4) of the Code and regulations or other guidance thereunder.  For purposes of determining whether any Payments in respect of a Participant shall be reduced, a Participant shall be deemed to pay federal income tax at the highest marginal rate of federal income taxation (and state and local income taxes at the highest marginal rate of taxation in the state and locality of such Participant’s residence, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes) in the calendar year in which the Payments are made.  The Firm will be paid reasonable compensation by the Company for its services.

(c)           As soon as practicable following a Change in Control, but in no event later than 30 days thereafter, the Company shall provide to each Participant with respect to whom it is proposed that Payments be reduced, a written statement setting forth the manner in which the Total Payments in respect of such Participant were calculated and the basis for such calculations, including, without limitation, any opinions or other advice the Company has received from the Firm or other advisors or consultants (and any such opinions or advice which are in writing shall be attached to the statement).

4.             The terms of any Option, RSA or RSU (including terms under this Master Agreement or any Award Schedule) may be amended from time to time by the Committee in its sole discretion in any manner that it deems appropriate (including, but not limited to, acceleration of the date of payments thereunder); provided, however, that no such amendment shall adversely affect in a material manner any right of a Participant under such Option, RSA or RSU without the written consent of such Participant; provided, however, that the Committee shall not have the authority to amend any Option held by any executive officer of the Company as defined in Rule 3(b)(7) under the Securities Exchange Act of 1934, as amended, so that the amount of compensation an executive officer could receive is not based solely on an increase in the value of shares, or to otherwise amend any Award issued to such executive officer if the amendment would cause compensation payable thereunder to be nondeductible under Section 162(m) of the Code (or any successor provision) or regulations thereunder assuming such executive officer is a covered employee for purposes of such Section.  Notwithstanding the foregoing, the Committee shall not amend the terms of any Option, RSA or RSU (including terms under this Master Agreement or any Award Schedule), to the extent such amendment would cause a violation of Section 409A.

5.             If and to the extent permitted by the Committee, and subject to the provisions of the Plan, a Participant may, by completing the form provided by the Corporate Secretary for such purpose and returning it to the Corporate Secretary’s Office in New York City, name a beneficiary or beneficiaries to receive any payment or exercise any rights to which such Participant may become entitled under an Award in the event of such Participant’s death.  To the extent permitted by the Corporate Secretary, a Participant may change his or her designated beneficiary or beneficiaries from time to time by submitting a new form to the Corporate Secretary’s Office in New York City, to the extent permitted by law (for example, unless such Participant has made a prior irrevocable designation).  If a Participant does not designate a beneficiary, or if no designated beneficiary is living on the date any amount becomes payable under an Award, such payment will be made to the legal representatives of such Participant’s estate, which will be deemed to be the Participant’s designated beneficiary under the Award.

6.              Notwithstanding the time periods specified above, if the Company, in its sole discretion, shall determine that the listing upon any securities exchange or registration or qualification under any United States federal, state, local or foreign law of any shares to be delivered pursuant to an Award is necessary or desirable, delivery of such shares shall not be made in shares until such listing, registration or qualification shall have been completed.  Until a certificate for the shares subject to this RSU has been duly issued to a Participant, a Participant shall have no rights as a shareholder of the Company  with respect to the shares subject to such RSU and, in particular, shall not be entitled to vote such shares or to receive any dividend or other distribution paid or made in respect thereof.

7.              Notwithstanding anything to the contrary contained herein, the Committee, in its sole discretion, may approve and the Company may issue Options, RSAs or RSUs that are not governed by the provisions contained in this Master Agreement.

8.             Any action taken or decision made by the Company, the Board, or the Committee or its delegates arising out of or in connection with the construction, administration, interpretation or effect of any provision of the Plan or this Master Agreement shall lie within its sole and absolute discretion, as the case may be, and shall be final, conclusive and binding on the Participant and all persons claiming under or through the Participant.  By receipt of such Awards or other benefit under the Plan, the Participant and each person claiming under or through the Participant shall be conclusively deemed to have indicated acceptance and ratification of, and consent to, any action taken under the Plan or this Master Agreement, by the Company, the Board or the Committee or its delegates.

9.              The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, and to any Award issued under this Master Agreement, shall be governed by the substantive laws, but not the choice of law rules, of the State of New York, in the United States of America.

10.            The Committee may rescind, without further notice to the Participant, any Award issued to the Participant under the Plan in duplicate, or in error, as determined in the sole discretion of the Committee.

11.            The Options and RSAs subject to this Master Agreement are intended to be exempt from Section 409A and the RSUs subject to this Master Agreement are intended to comply with Section 409A, and the Plan, this Master Agreement and the applicable Award Schedules shall be administered and interpreted consistent with such intent and the American Express Section 409A Compliance Policy, as amended from time to time, and any successor policy thereto (the “409A Policy”).

Section V

MASTER AGREEMENT
DETRIMENTAL CONDUCT PROVISIONS

1.             Applicability.  Unless the Committee expressly determines otherwise with respect to a specific Award, the provisions of this Section V of this Master Agreement shall apply to all Awards issued under the Plan.

2.             Detrimental Conduct.  If a current or former employee of, or other individual that provides or has provided services for the Company (the “Employee”) engages in Detrimental Conduct, Awards previously issued to such Employee may be canceled, rescinded or otherwise restricted and the Company can recover any payments received by and stock delivered to the Employee in accordance with the terms of Paragraph 3.  For purposes of this Section V, “Detrimental Conduct” shall mean the conduct described in Paragraphs 2(a) through 2(g).

(a)           Noncompete.  For a one-year period after the last day of active employment if the Employee is a Band 70 or above employee or for a six-month period after the last day of active employment if the Employee is a Band 50 or 60 employee, and during the Employee’s employment with the Company, the Employee shall not be employed by, provide advice to or act as a consultant for any Competitor.  The Company has defined Competitor for certain lines of business, departments or job functions by establishing a specific standard and/or by name as set forth in the Company’s Competitor List(s).  An Employee’s personal list of competitors will be the sum of:

(1)         either (i) all competitors derived from the column titled Standard on the Competitor List for the lines of business and departments (as listed on the Competitor List under the Line of Business column) that the Employee provided services to or managed during the two-year period preceding the date the Employee’s active employment with the Company terminates, or (ii) if the job function the Employee is employed in at the time his or her active employment with the Company terminates is listed on the Competitor List under the Line of Business column, the competitors cited for that job function under the Standard column of the Competitor List;  and

(2)         the Entities (as that term is defined in Paragraph 8) listed on the Competitor List under the column titled Business Unit Wide Competitors for the business units, i.e. AEB or TRS, the Employee provided services to or managed during the two-year period preceding the date his or her active employment with the Company terminates.  If any line(s) of business the Employee provided services to or managed during the two-year period preceding the date his or her active employment with the Company terminates is not listed on the Competitor List then, with respect to such line(s) of business, the Employee shall not be employed by, provide advice to or act as a consultant for (i) an Entity’s line of business that competes with those line(s) of business and (ii) the Entities listed on the Competitor List under the column titled Business Unit Wide Competitors for the business units the Employee provided services to or managed during the two-year period preceding the date the Employee’s active employment with the Company terminates.  Except for Business Unit Wide Competitors, the prohibition against being employed by, providing advice to or acting as a consultant for a Competitor is limited to the line(s) of business of the Competitor that compete with the line(s) of business of the Company that the Employee provided services to or managed.  With respect to Business Unit Wide Competitors, the Employee agrees not to be employed by, provide advice to or act as a consultant for such Entities in any line of business because these Entities compete with several of the Company’s lines of business.  The Company can revise the Competitor List at its discretion at any time and from time to time and as revised will become part of this Section V; a copy of the current Competitor List will be available through the Corporate Secretary’s Office.  Notwithstanding anything in this Section V to the contrary, the Company shall not make any addition to the Competitor List for a period of two years following the date of a Change in Control (as defined in Section IV of this Plan Master Agreement, and as amended from time to time, or any successor thereto).

(b)           Nondenigration.  For a one-year period after an Employee’s last day of active employment (“the Restricted Period”) and during his or her employment with the Company, an Employee or anyone acting at his or her direction may not denigrate the Company or the Company’s employees to the media or financial analysts.  During the Restricted Period an Employee may not (i) provide information considered proprietary by the Company to the media or financial analysts or (ii) discuss the Company with the media or financial analysts, without the explicit written permission of the Executive Vice President of Corporate Affairs and Communications.  This Paragraph shall not be applicable to any truthful statement required by any legal proceeding.

(c)           Nonsolicitation of Employees.  During the Restricted Period, an Employee may not employ or solicit for employment any employee of the Company.  In addition, during the Restricted Period an Employee may not advise or recommend to any other person that he or she employ or solicit for employment, any person employed by the Company for the purpose of employing that person at an Entity at which the Employee is or intends to be (i) employed, (ii) a member of the Board of Directors, or (iii) providing consulting services.

(d)           Nonsolicitation of Customers.  During the Restricted Period, an Employee may not directly or indirectly solicit or enter into any arrangement with any Entity which is, at the time of such solicitation, a significant customer of the Company for the purpose of engaging in any business transactions of the nature performed or contemplated by the Company.  This Paragraph shall apply only to customers whom the Employee personally serviced while employed by the Company or customers the Employee acquired material information about while employed by the Company.

(e)           Misconduct.  During his or her employment with the Company, an Employee may not engage in any conduct that results in termination of his or her employment for Misconduct.  For purposes of this Section V, “Misconduct” is (i) material violation of the American Express Company Code of Conduct, (ii) criminal activity, (iii) gross insubordination, or (iv) gross negligence in the performance of duties.

(f)            Confidential Information.  During the Restricted Period and during his or her employment with the Company, an Employee may not misappropriate or improperly disclose confidential information or trade secrets of the Company and its businesses, including but not limited to information about marketing or business plans, possible acquisitions or divestitures, potential new products or markets and other data not available to the public.

(g)           Other Detrimental Conduct.  During the Restricted Period, an Employee may not take any actions that the Company reasonably deems detrimental to its interests.  To the extent practicable, the Company will request an Employee to cease and desist or rectify the conduct prior to seeking any legal remedies under this Paragraph and will only seek legal remedies if the Employee does not comply with such request.  This Paragraph shall not be applied to conduct that is otherwise permitted by Paragraphs 2(a) through 2(f).  For example, if an Employee leaves the Company’s employment to work for an Entity that is not a Competitor under Paragraph 2(a), the Company will not claim that employment with that Entity violates Paragraph 2(g).  Notwithstanding anything in this Section V to the contrary, this Paragraph 2(g) shall not be applicable to an Employee from and after his or her last day of active employment, if his or her active employment terminates for any reason (other than for Misconduct, as defined in Paragraph 2(e) above) within two years following a Change in Control (as such term is defined in Section IV of this Master Agreement, as amended from time to time, or any successor thereto).

3.             Remedies.

(a)           Repayment of Financial Gain.

(i)          If an Employee fails to comply with the requirements of Paragraphs 2(a) through 2(g), the Company may cancel any outstanding Awards and recover from the Employee (i) the Amount (as that term is defined in Paragraph 3(a)(iii) below) of any gain realized on Options and stock appreciation rights that the Employee exercised, as of the date exercised, (ii) the Amount of any payments received by the Employee for Portfolio Grant Awards, Performance Grant Awards or other Awards and (iii) the Number (as that term is defined in Paragraph 3(a)(iii) below) of shares of stock whose restrictions lapsed (or the value of the Number of such shares of stock at the time the restrictions lapsed) pursuant to an RSA, RSU Award or other Awards, during the 24-month period preceding the Employee’s last day of active employment.  The annual bonus provided to Executive Officers is in the form of a Performance Grant Award issued pursuant to the Plan and is subject to the terms of this Section V.

(ii)         If an Employee fails to comply with the requirements of Paragraphs 2(a) through 2(g), the Employee must and agrees to repay the Company, upon demand by the Company, in accordance with the terms of this Paragraph 3(a) and the Company shall be entitled, to the extent and in the manner permitted by the 409A Policy, to set-off against the amount of any such repayment obligation against any amount owed, from any source, to the Employee by the Company.

(iii)        “Amount” means the gross amount, before deduction of applicable taxes or other amounts, and includes the gross amount of any dividends or dividend equivalents paid to the Employee on RSA or RSU Awards.  “Number” means the total number of shares of stock, before reduction for the payment of applicable taxes or other amounts, and includes the total number of any shares of stock paid to you on RSA or RSU Awards

(b)           Other Remedies.  The remedy provided pursuant to Paragraph 3(a) shall be without prejudice to the Company’s right to recover any losses resulting from a violation of this Section V and shall be in addition to whatever other remedies the Company may have, at law or equity, for violation of the terms of this Section V.

4.             Compensation Band Changes.  If the Company changes its current system of classifying employees in compensation bands and management tiers, the references to Bands 50, 60 and 70, Executive Officers and GLT members in this Section V will be construed to mean the compensation level(s) and management tiers in the new or revised system that, in the Company’s discretion, most closely approximates these bands and management tiers under the current system.

5.             Involuntary Terminations.  This Section V will not apply to employees of the Company who enter into a severance agreement with the Company or other involuntary terminations as determined by the Company (excluding terminations covered by Paragraph 2(e)).

6.             Court Modification.  If any term of this Section V is determined by a court of competent jurisdiction not to be enforceable in the manner set forth in this Section V, such term shall be enforceable to the maximum extent possible under applicable law and such court shall reform such term to make it enforceable.

7.             Definition of Entity.  As used in this Section V, the word Entity or Entities shall mean any corporation, partnership, association, joint venture, trust, government, governmental agency or authority, person or other organization or entity.

8.             Waivers.  The failure of the Company to enforce at any time any term of this Section V shall not be construed to be a waiver of such term or of any other term.  Any waiver or modification of the terms of this Section V will only be effective if reduced to writing and signed by both the Employee and the President or Chief Executive Officer of the Company.

Section VI

MASTER AGREEMENT
REGULATORY PROHIBITION & CLAWBACK

1.             Applicability.  Unless the Committee expressly determines otherwise, the provisions of this Section VI of this Master Agreement shall apply to all Awards issued under the Plan.

2.             FDIA Limitations.  Notwithstanding any other provision of the Plan or this Master Agreement to the contrary, any payments or benefits to an employee pursuant to the Plan or this Master Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 USC Section 1828(k) and any regulations promulgated thereunder.

3.             Dodd-Frank Clawback.  Notwithstanding any other provision of the Plan or this Master Agreement to the contrary, in order to comply with Section 10D of the Securities Exchange Act of 1934, as amended, and any regulations promulgated, or national securities exchange listing conditions adopted, with respect thereto (collectively, the “Clawback Requirements”), if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirements under the securities laws, then any employee who is a former or current executive officer of the Company shall return to the Company, or forfeit if not yet paid, the amount of any Award received during the three-year period preceding the date on which the Company is required to prepare the accounting restatement, based on the erroneous data, in excess of what would have been paid to the employee under the accounting restatement as determined by the Committee in accordance with the Clawback Requirements and any policy adopted by the Committee pursuant to the Clawback Requirements.

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